As filed with the Securities and Exchange Commission on December 4, 2009
                       Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MAIDEN HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0570192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of Principal Executive Offices)

MAIDEN HOLDINGS, LTD. 2007 SHARE INCENTIVE PLAN

(Full title of the plan)

CT Corporation System
111 8th Avenue, 13th Floor
New York, New York 10011

(Name and address of agent for service)

(212) 590-9330

(Telephone number, including area code, of agent for service)

Copy to:
Arturo M. Raschbaum
President and Chief Executive Officer
Maiden Holdings, Ltd.
131 Front Street, Hamilton HM12, Bermuda

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common shares, par value $0.01 per share	1,703,834	(2)	$5.46	(4)	$9,302,934	$519.11
Common shares, par value $0.01 per share	1,096,166	(3)	$7.24	(5)	$7,936,242	$442.85
Total	2,800,000		—		$17,239,176	$961.96

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers such indeterminate additional common shares to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or other similar transactions.

(2)	Represents 1,703,834 common shares issuable upon exercise of options previously granted under the Maiden Holdings, Ltd. 2007 Share Incentive Plan (the “Plan”).

(3)	Represents 1,096,166 common shares reserved for issuance pursuant to awards that may be granted under the Plan.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the weighted average exercise price of $5.46 per common share for options for 1,703,834 common shares being registered under this registration statement.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act using the average of the high and low price of the common shares as reported on the Nasdaq Global Select Market on November 27, 2009 of $7.24 per share.

EXPLANATORY NOTE

This registration statement contains two parts. The first part contains a “reoffer prospectus” prepared in accordance with the requirements of Part I of Form S-3 (as permitted by Section C.1. of the General Instructions to Form S-8).  The reoffer prospectus may be used by certain officers and directors of the Company to sell or otherwise dispose of common shares they receive as grants under, or as a result of the exercise of options granted or to be granted to them under, the Maiden Holdings, Ltd. 2007 Share Incentive Plan.  The second part contains information required to be included in this registration statement pursuant to Part II of Form S-8.  Pursuant to the introductory note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “SEC”).

REOFFER PROSPECTUS

MAIDEN HOLDINGS, LTD.

2,800,000 Common Shares

This prospectus covers the offer and resale of up to 2,800,000 common shares, par value $0.01 per share, of Maiden Holdings, Ltd., a Bermuda company, which may be offered and sold from time to time by certain officers and directors of the Company who have acquired or will acquire such shares pursuant to the Maiden Holdings, Ltd. 2007 Share Incentive Plan (the “Plan”).

The common shares may be sold from time to time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq Global Select Market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  We will not receive any of the proceeds from the sale of these common shares (except pursuant to an exercise of options to purchase common shares under the Plan), although we have paid the expenses of preparing this prospectus and the related registration statement.

The closing sales price of our common shares on December 3, 2009 as reported by the Nasdaq Global Select Market was $7.54.

You should read this prospectus carefully before you invest.  Investing in the common shares offered hereby involves significant risks.  For more information, please see the section of this prospectus titled “Risk Factors,” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2009.

TABLE OF CONTENTS

Prospectus Summary	5
Forward Looking Statements	8
Risk Factors	9
Use of Proceeds	9
Selling Shareholders	9
Plan of Distribution	11
Legal Matters	13
Experts	13
Information Incorporated By Reference	13
Where You Can Find More Information	14

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY  INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE  OFFERING  MADE  HEREBY, AND, IF GIVEN OR MADE,  SUCH  INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.  THE INFORMATION CONTAINED IN THIS PROSPECTUS, AS WELL AS ANY INFORMATION INCORPORATED BY REFERENCE, IS CURRENT ONLY AS OF THE DATE OF THIS PROSPECTUS OR THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE, AS APPLICABLE.  THE COMPANY’S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following is only a summary of some of the information contained or incorporated by reference in this prospectus that we believe to be important.  We have selected highlights of material aspects of our business to be included in this summary.  We urge you to read this entire prospectus, including the information incorporated by reference in this prospectus.  Investing in our common shares involves risks.  You should carefully consider the information below referenced under the heading “Risk Factors,” in this prospectus and under that heading in our reports filed with the SEC from time to time.

In this prospectus, the words “Maiden,” “Company,” “we,” “our” and “us” refer to Maiden Holdings, Ltd. and our consolidated subsidiaries.

Business

We are a Bermuda-based holding company formed in June 2007 to provide reinsurance solutions, products and services to U.S. and European insurance companies that specialize in products offering coverage at low limits or insuring risks that are believed to be low hazard, predictable and generally not susceptible to catastrophe claims. We have operations in Bermuda and the U.S. We provide innovative reinsurance business solutions for such insurance companies to enable them to improve their capacity and ability to deliver and market their products and services.

On October 31, 2008, we acquired the reinsurance operations of GMAC Insurance from GMACI Holdings, LLC (“GMACI”), including a book of assumed reinsurance business. As part of the transaction, the Company’s wholly owned subsidiary, Maiden Holdings North America, Ltd. (“Maiden NA”), acquired GMAC RE LLC (“GMAC RE”), a reinsurance managing general agent writing business on behalf of Motors Insurance Corporation (“Motors”) and the renewal rights for the business written through GMAC RE. GMAC RE was subsequently renamed Maiden Re Insurance Services, LLC (“Maiden Re”). In connection with the transaction, Maiden NA also entered into stock purchase agreements to acquire insurance companies, GMAC Direct Insurance Company (“GMAC Direct”) and Integon Specialty Insurance Company (“Integon”). The acquisition of GMAC Direct was consummated on December 23, 2008 and it was renamed “Maiden Reinsurance Company” (“Maiden Reinsurance”) on February 2, 2009. The acquisition of Integon was consummated on September 1, 2009 and it was renamed “Maiden Specialty Insurance Company” (“Maiden Specialty”) on September 22, 2009. In conjunction with the GMAC Acquisition, on October 31, 2008, our wholly owned Bermuda subsidiary Maiden Insurance Company, Ltd. (“Maiden Insurance”) and Motors entered into a Portfolio Transfer and Quota Share Reinsurance Agreement under which Maiden Insurance reinsured (i) all of the existing contracts written by GMAC RE pursuant to a loss portfolio transfer, and (ii) contracts written pursuant to a fronting arrangement with Motors. The acquisition of GMAC RE, GMAC Direct and Integon and the renewal rights to GMACI’s reinsurance business and the loss portfolio and quota share reinsurance transaction with Motors is referred to as the “GMAC Acquisition”.

Before the GMAC Acquisition, all reinsurance was underwritten by Maiden Insurance. Maiden Insurance does not underwrite any primary insurance business. We may on occasion, make strategic investments in some of our clients in order to enable those clients to expand their business and the amount of business they do with us. We do not currently hold such investments.

As a result of the GMAC Acquisition, the Company can also underwrite reinsurance through Maiden Reinsurance. The Company underwrites primary insurance on a surplus lines basis through Maiden Specialty.

To support the businesses acquired in the GMAC Acquisition and the North American operations of Maiden NA, on January 20, 2009, we completed a private placement of 260,000 units (the “Units”), each Unit consisting of $1,000 principal amount of capital securities (the “Trust Preferred Securities”) of Maiden Capital Financing Trust, a trust established by Maiden NA, and 45 common shares, $.01 par value, of the Company for a purchase price of $1,000.45 per Unit.  This resulted in gross proceeds to the Company of approximately $260.1 million before approximately $4.3 million of placement agent fees and expenses.  As part of the transaction, the Company issued 11,700,000 common shares to the purchasers of the Units. The Trust Preferred Securities mature in 2039 and carry an interest rate of 14% and an effective rate of interest of 16.95%. Approximately 61% of these securities were placed privately with two of the founding shareholders of the Company, Michael Karfunkel and George Karfunkel, and the remainder with several existing institutional shareholders of the Company.

Our founding shareholders, Michael Karfunkel, George Karfunkel and Barry Zyskind, are the majority shareholders of AmTrust Financial Services, Inc. (“AmTrust”) (NASDAQ: AFSI), a multinational insurance holding company that offers workers’ compensation and property and casualty coverages for small businesses, extended warranty coverages for consumer and commercial goods and other specialty insurance products. Michael Karfunkel is the Chairman of the Board of Directors, George Karfunkel is a director, and Barry Zyskind is the President, Chief Executive Officer and a director of AmTrust. We were formed to take advantage of the opportunity to partner with AmTrust and opportunities to partner with insurers, like AmTrust, that focus on specialty insurance markets in which they have developed expertise.

Our principal executive office is located at 131 Front Street, Hamilton HM12, Bermuda, and our telephone number is (441) 292-7090.  Our website address is www.maiden.bm.  Unless specifically incorporated by reference, information contained in our website is not a part of this prospectus.

The Offering

Common shares outstanding before the offering	70,287,664 shares(1)

Common shares issuable upon exercise of options or issuance of restricted shares granted or to be granted which may be offered pursuant to this prospectus	2,800,000 shares

Nasdaq symbol for common shares	“MHLD”

Use of Proceeds
We will not receive any proceeds from the sale of the common shares.  We will receive proceeds to the extent that options granted under the Plan, whether currently outstanding or issued in the future, are exercised.  We will use the exercise proceeds, if any, for working capital and general corporate purposes.

Risk Factors
There are risks associated with an investment in the common shares offered by this prospectus.  You should carefully consider the risk factors described under “Risk Factors” in this prospectus before making a decision to invest.

(1) As of November 23, 2009.  Does not include common shares issuable upon exercise of outstanding options.

FORWARD LOOKING STATEMENTS

Some of the statements set forth in this prospectus are forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by forward-looking statements.  Such factors include, among other things, those referred to under “Risk Factors” and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology.  You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other “forward-looking” information.  There may be events in the future that we are not able to accurately predict or control.  Before you invest in our securities, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline and you could lose all or part of your investment.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance or achievements.  We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

RISK FACTORS

Our business and, accordingly, an investment in our securities involve significant risks. We urge you to carefully consider the risks incorporated by reference in this prospectus before making an investment decision, including those risks set forth under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, as well as in our other filings with the SEC, all of which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition and results of operations could be seriously harmed. In that event, the trading price of our shares could decline and you may lose all or part of your investment.

USE OF PROCEEDS

The shares which may be sold under this prospectus will be sold for the respective accounts of each of the selling shareholders.  Accordingly, we will not realize any proceeds from the sale of the shares, except that we will derive proceeds if all of the options to purchase common shares currently outstanding and options that may be issued in the future are exercised.  If exercised, such proceeds will be available to us for working capital and general corporate purposes.  No assurance can be given, however, as to when or if any or all of the options will be exercised.  We will not receive any proceeds from the issuance and vesting of restricted shares under the Plan.  All expenses of the registration of the shares will be paid for by us.  See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

The following table sets forth (i) the name and relationship to the Company and its affiliates (within the past three years) of each selling shareholder listed below; (ii) the number of common shares each selling shareholder owned of record before the offering; (iii) the number of common shares being offered for sale by such holder pursuant to this prospectus (which represents the maximum number of shares that could be sold under this prospectus by such holder assuming the vesting of all awards and exercise of all options); and (iv) the amount of common shares to be owned by each selling shareholder and (if one percent or more) the percentage of the class to be owned by such holder assuming such holder disposes of all of the shares being offered pursuant to this prospectus. The information under this heading relates to resales of shares covered by this prospectus by persons who are our “affiliates” as that term is defined under federal securities laws. These persons will be our executive officers and members of our Board of Directors.

The tabular information below assumes that all the common shares being offered pursuant to the registration statement of which this prospectus is a part are sold to third parties.  However, because the selling shareholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling shareholder may retain after completion of the offering cannot be determined at this time. Information concerning the selling shareholders may change from time to time and, to the extent required, will be set forth in supplements or amendments to this prospectus.

The common shares covered by this prospectus may be sold by the selling shareholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares or by other successors in interest. We are registering the common shares for resale by the selling shareholders set forth below.

					Common Shares and Percentage of Class to be Owned After the Offering (3)(4)
Name	Present Principal Position with Us or Our Affiliates	Shares Beneficially Owned Before the Offering(1)		Shares Offered Hereby(2)	Number	Percent
Arturo Raschbaum	President and Chief Executive Officer	725,467	(5)	666,667	58,800	*
John Marshaleck	Chief Financial Officer	133,000	(6)	100,000	33,000	*
Karen Schmitt	President of Subsidiaries	132,750	(7)	100,000	32,750	*
Michael Tait	Chief Accounting Officer	71,050	(8)	57,500	13,550	*
Patrick Haveron	President of Subsidiary	2,500	(9)	—	2,500	*
Raymond Neff	Director	324,000	(10)	24,000	300,000	*
Steven Nigro	Director	25,000	(11)	24,000	1,000	*
Simcha Lyons	Director	60,505	(12)	24,000	36,505	*
Yehuda Neuberger	Director	124,000	(13)	24,000	100,000	*

* Represents less than 1% of the outstanding common shares.

(1)
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that it includes all shares issuable upon exercise of options. They may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	The amounts for each selling shareholder assume full vesting and exercise of all outstanding options to purchase common shares held by that selling shareholder as of the date of this prospectus.

(3)	The percentage of beneficial ownership shown in the table is based on 70,287,664 common shares issued and outstanding as of November 23, 2009.

(4)
Assuming the sale of all shares covered by this prospectus and that the number of common shares issued and outstanding upon the completion of the offering will include only such shares together with all other shares issued and outstanding on the date of this prospectus.

(5)
Includes 83,333 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 583,334 shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus, and 58,800 common shares.  Does not include 333,333 common shares not yet issued and not exercisable within 60 days of the date of this prospectus (such options are to be issued pursuant to an employment agreement with Mr. Raschbaum dated October 31, 2008).  Mr. Raschbaum is our President and Chief Executive Officer.

(6)
Includes 6,250 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 93,750 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 33,000 common shares.  Mr. Marshaleck is our Chief Financial Officer.

(7)
Includes 6,250 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 93,750 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 32,750 common shares.  Ms. Schmitt is the President of Maiden Re Insurance Services, LLC, Maiden Reinsurance Company and Maiden Specialty Insurance Company, each a subsidiary of the Company.

(8)
Includes 26,875 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 30,625 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 13,550 common shares.  Mr. Tait is our Chief Accounting Officer.

(9)	Represents 2,500 common shares. Mr. Haveron is the President of Maiden Global Servicing Company, LLC, a subsidiary of the Company.

(10)
Includes 18,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 6,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 300,000 common shares.  Mr. Neff serves on our Board of Directors.

(11)
Includes 18,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 6,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 1,000 common shares.  Mr. Nigro serves on our Board of Directors.

(12)
Includes 18,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 6,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 36,505 common shares.  Mr. Lyons serves on our Board of Directors.

(13)
Includes 18,000 common shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus, 6,000 common shares issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this prospectus and 100,000 common shares.  Mr. Neuberger serves on our Board of Directors.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “selling shareholder” means and includes:  (i) the persons identified in the table above as the selling shareholders and (ii) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the common shares offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.  The decision to sell any shares is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of common shares by certain individuals.  There can be no assurance that any shares will be sold by the selling shareholders.

The common shares offered by this prospectus may be sold from time to time directly by the selling shareholders.  Alternatively, the selling shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries.  The selling shareholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common shares offered hereby.  The distribution of the common shares by the selling shareholders may be effected (i) in one or more transactions that may take place on Nasdaq (including one or more block transactions) through customary brokerage channels, either through brokers acting as agents for the selling shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on Nasdaq, (ii) in privately-negotiated sales, (iii) by a combination of such methods or (iv) by other means.  These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of our common shares.

The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise.  In such transactions, broker-dealers may engage in short sales of the common shares in the course of hedging the positions they assume with the selling shareholders.  The selling shareholders also may sell shares short and redeliver the shares to close out such short positions.  The selling shareholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of common shares.  The broker-dealer may then resell or otherwise transfer such common shares pursuant to this prospectus.

The selling shareholders also may lend or pledge common shares to a broker-dealer.  The broker-dealer may sell the common shares so lent, or upon a default the broker-dealer may sell the pledged common shares pursuant to this prospectus.  Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of common shares by the selling shareholders.

Although the common shares covered by this prospectus are not currently being underwritten, the selling shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common shares may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.  Because the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include deemed delivery by brokers or dealers pursuant to Rule 153 under the Securities Act in connection with sales effected between brokers or dealers on or through Nasdaq.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of common shares offered hereby may not simultaneously engage in market making activities with respect to the common shares for a period of up to five days preceding such distribution.  The selling shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common shares offered hereby. However, the selling shareholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the common shares offered pursuant to this prospectus.

We have agreed to indemnify certain of the selling shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those shareholders may be required to make in respect thereof.

There can be no assurance that the selling shareholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the issuance of the common shares offered hereby has been passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda.

EXPERTS

Our consolidated financial statements incorporated by reference in this prospectus for the fiscal years ended December 31, 2008 and December 31, 2007 have been audited by BDO Seidman, LLP, an independent registered public accounting firm, as stated in their report with respect thereto, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information incorporated by reference modifies or supersedes the existing information.

The following documents filed with the SEC (File No. 001-34042) are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 31, 2009.

•	All other reports filed by us with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2008.

•
The description of our common shares contained in the section entitled “Description of Share Capital” in the prospectus included in our registration statement on Form S-1, as initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137) (which description is incorporated by reference into our registration statement on Form 8-A, as filed on May 2, 2008).

All documents filed by us after the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all of the securities offered hereunder have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the registration statement of which this prospectus is a part, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Secretary, Maiden Holdings, Ltd., 131 Front Street, Hamilton HM12, Bermuda, telephone:  (441) 292-7090.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy, upon payment of a fee set by the SEC, any documents that we file with the SEC as its public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may also call the SEC at (800) SEC-0330 for more information on the public reference room.  Our filings are also available to the public on the Internet through the SEC’s EDGAR database.  You may access the EDGAR database at the SEC’s website at www.sec.gov.  The information we file with the SEC and other information about us is also available on our website at www.maiden.bm, free of charge.  However, the information on our website is not incorporated into this prospectus and you should not consider information contained on the SEC’s website or our website to be part of this prospectus.

This prospectus is part of a registration statement on Form S-8 that we have filed with the SEC to register the common shares offered hereby under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules that we file with the SEC.  You may refer to the registration statement, the exhibits and schedules for more information about us and our common shares.  The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its EDGAR database on the Internet.

You should rely only on the information contained in this prospectus or any supplement to this prospectus.  We have not authorized anyone to provide you with different information.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the SEC pursuant to the Exchange Act (File No. 001-34042) are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 31, 2009.

•	All other reports filed by us with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2008.

•
The description of our common shares contained in the section entitled “Description of Share Capital” in the prospectus included in our registration statement on Form S-1, as initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137) (which description is incorporated by reference into our registration statement on Form 8-A, as filed on May 2, 2008).

All documents filed by us after the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all of the securities offered hereunder have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers

We are a Bermuda exempted company. Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our bye-laws that provide that we will indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose. In addition, we have entered into indemnification agreements with our directors and officers.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit No.	Document

4.1
Memorandum of Association (previously filed as Exhibit 3.1 to the Company’s registration statement on Form S-1, as initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137)).

4.2
Bye-Laws (previously filed as Exhibit 3.2 to the Company’s registration statement on Form S-1, as initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137)).

4.3
Form of Common Share Certificate (previously filed as Exhibit 4.1 to the Company’s registration statement on Form S-1, as initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137)).

4.4
Maiden Holdings, Ltd. 2007 Share Incentive Plan (previously filed as Exhibit 10.3 to the Company’s registration statement on Form S-1, as initially filed with the SEC on September 17, 2007, subsequently amended and declared effective May 6, 2008 (File No. 333-146137)).

5.1	Opinion of Conyers Dill & Pearman (filed herewith).

23.1	Consent of BDO Seidman, LLP (filed herewith).

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature page to this registration statement).

Item 9.  Undertakings

(a)           The Company hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on December 4, 2009.

MAIDEN HOLDINGS, LTD.

By: /s/ Arturo Raschbaum
Name:	Arturo Raschbaum
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Arturo Raschbaum and John Marshaleck his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Arturo Raschbaum	President and Chief Executive Officer	December 4, 2009
Arturo Raschbaum	(Principal Executive Officer)

/s/ John Marshaleck	Chief Financial Officer	December 4, 2009
John Marshaleck	(Principal Financial Officer)

/s/ Michael Tait	Chief Accounting Officer	December 4, 2009
Michael Tait	(Principal Accounting Officer)

/s/ Barry Zyskind	Chairman of the Board	December 4, 2009
Barry Zyskind

/s/ Raymond Neff	Director	December 4, 2009
Raymond Neff

/s/ Steven Nigro	Director	December 4, 2009
Steven Nigro

/s/ Simcha Lyons	Director	December 4, 2009
Simcha Lyons

/s/ Yehuda Neuberger	Director	December 4, 2009
Yehuda Neuberger